EXHIBIT 9(A)
                    TRANSFER AGENCY AND SERVICE AGREEMENT

                                   BETWEEN

                           PENN CAPITAL FUNDS, INC.

                                     AND

                         AMERICAN DATA SERVICES, INC.



                                    INDEX

1.   TERMS OF APPOINTMENT; DUTIES OF ADS . . . . . . . . . . . . . . . . . . 1

2.   FEES AND EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

3.   REPRESENTATIONS AND WARRANTIES OF ADS . . . . . . . . . . . . . . . . . 3

4.   REPRESENTATIONS AND WARRANTIES OF THE FUND. . . . . . . . . . . . . . . 4

5.   INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

6.   COVENANTS OF THE FUND AND ADS . . . . . . . . . . . . . . . . . . . . . 6

7.   TERMINATION OF AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . 7

8.   ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

9.   AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

10.  NEW YORK LAWS TO APPLY. . . . . . . . . . . . . . . . . . . . . . . . . 7

11.  MERGER OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . 7

12.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

FEE SCHEDULE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

(A)  ACCOUNT MAINTENANCE CHARGE. . . . . . . . . . . . . . . . . . . . . . . 9

(B)  IRA PLAN FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

     FEE INCREASES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

(C)  EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

(D)  SPECIAL REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

(E)  SECURITY DEPOSIT. . . . . . . . . . . . . . . . . . . . . . . . . . . .11

(F)  CONVERSION CHARGE . . . . . . . . . . . . . . . . . . . . . . . . . . .11

SCHEDULE A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12



                    TRANSFER AGENCY AND SERVICE AGREEMENT

     AGREEMENT MADE THE 1ST DAY OF NOVEMBER, 1995, BY AND BETWEEN PENN CAPITAL FUNDS, INC. HAVING ITS PRINCIPAL OFFICE AND PLACE OF BUSINESS AT 7211 SALTSBURG ROAD, PITTSBURGH, PENNSYLVANIA 15235 (THE "FUND"), AND AMERICAN DATA SERVICES, INC., A NEW YORK CORPORATION HAVING ITS PRINCIPAL OFFICE AND PLACE OF BUSINESS AT 24 WEST CARVER STREET, HUNTINGTON, NEW YORK 11743 ("ADS").

     WHEREAS, THE FUND DESIRES TO APPOINT ADS AS ITS TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND AGENT IN CONNECTION WITH CERTAIN OTHER ACTIVITIES, AND ADS DESIRES TO ACCEPT SUCH APPOINTMENT;

     NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS HEREIN CONTAINED, THE PARTIES HERETO AGREE AS FOLLOWS:

1.   TERMS OF APPOINTMENT; DUTIES OF ADS

     1.01 SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT, THE FUND HEREBY EMPLOYS AND APPOINTS ADS TO ACT AS, AND ADS AGREES TO ACT AS ITS TRANSFER AGENT FOR THE FUND'S AUTHORIZED AND ISSUED SHARES OF ITS COMMON STOCK, ("SHARES"), DIVIDEND DISBURSING AGENT AND AGENT IN CONNECTION WITH ANY ACCUMULATION, OPEN-ACCOUNT OR SIMILAR PLANS PROVIDED TO THE SHAREHOLDERS OF THE FUND ("SHAREHOLDERS") SET OUT IN THE CURRENTLY EFFECTIVE PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION ("PROSPECTUS") OF THE FUND.

     1.02 ADS AGREES THAT IT WILL PERFORM THE FOLLOWING SERVICES:

          (A) IN ACCORDANCE WITH PROCEDURES ESTABLISHED FROM TIME TO TIME BY AGREEMENT BETWEEN THE FUND AND ADS, ADS SHALL:

(I) RECEIVE FOR ACCEPTANCE, ORDERS FOR THE PURCHASE OF SHARES, AND PROMPTLY DELIVER PAYMENT AND APPROPRIATE DOCUMENTATION THEREFORE TO THE CUSTODIAN OF THE FUND AUTHORIZED BY THE BOARD OF DIRECTORS OF THE FUND (THE "CUSTODIAN");

(II) PURSUANT TO PURCHASE ORDERS, ISSUE THE APPROPRIATE NUMBER OF
SHARES AND HOLD SUCH SHARES IN THE APPROPRIATE SHAREHOLDER ACCOUNT;

(III) RECEIVE FOR ACCEPTANCE REDEMPTION REQUESTS AND REDEMPTION
DIRECTIONS AND DELIVER THE APPROPRIATE DOCUMENTATION THEREFORE TO THE
CUSTODIAN;

(IV) AT THE APPROPRIATE TIME AS AND WHEN IT RECEIVES MONEYS PAID TO IT BY THE CUSTODIAN WITH RESPECT TO ANY REDEMPTION, PAY OVER OR CAUSE TO BE PAID OVER IN THE APPROPRIATE MANNER SUCH MONEYS AS INSTRUCTED BY THE REDEEMING SHAREHOLDERS;

(V) EFFECT TRANSFERS OF SHARES BY THE REGISTERED OWNERS THEREOF UPON RECEIPT OF APPROPRIATE INSTRUCTIONS;

(VI) PREPARE AND TRANSMIT PAYMENTS FOR DIVIDENDS AND DISTRIBUTIONS DECLARED BY THE FUND;

(VII) MAINTAIN RECORDS OF ACCOUNT FOR AND ADVISE THE FUND AND ITS
SHAREHOLDERS AS TO THE FOREGOING; AND

(VIII) RECORD THE ISSUANCE OF SHARES OF THE FUND AND MAINTAIN PURSUANT TO SEC RULE 7AD-10(E) A RECORD OF THE TOTAL NUMBER OF SHARES OF THE FUND WHICH ARE AUTHORIZED, BASED UPON DATA PROVIDED TO IT BY THE FUND, AND ISSUED AND OUTSTANDING. ADS SHALL ALSO PROVIDE THE FUND ON A REGULAR BASIS WITH THE TOTAL NUMBER OF SHARES WHICH ARE AUTHORIZED AND ISSUED AND OUTSTANDING AND SHALL HAVE NO OBLIGATION, WHEN RECORDING THE ISSUANCE OF SHARES, TO MONITOR THE ISSUANCE OF SUCH SHARES OR TO TAKE COGNIZANCE OF ANY LAWS RELATING TO THE ISSUE OR SALE OF SUCH SHARES, WHICH FUNCTIONS SHALL BE THE SOLE RESPONSIBILITY OF THE FUND.

          (B)  IN ADDITION TO AND NOT IN LIEU OF THE SERVICES SET
FORTH IN THE ABOVE PARAGRAPH (A), ADS SHALL:

(I) PERFORM ALL OF THE CUSTOMARY SERVICES OF A TRANSFER AGENT, DIVIDEND DISBURSING AGENT, INCLUDING BUT NOT LIMITED TO: MAINTAINING ALL SHAREHOLDER ACCOUNTS, PREPARING SHAREHOLDER MEETING LISTS, MAILING PROXIES, RECEIVING AND TABULATING PROXIES, MAILING SHAREHOLDER REPORTS AND PROSPECTUSES TO CURRENT SHAREHOLDERS, WITHHOLDING TAXES ON US RESIDENT AND NON-RESIDENT ALIEN ACCOUNTS, PREPARING AND FILING US TREASURY DEPARTMENT FORMS 1099 AND OTHER APPROPRIATE FORMS REQUIRED WITH RESPECT TO DIVIDENDS AND DISTRIBUTIONS BY FEDERAL AUTHORITIES FOR ALL SHAREHOLDERS, PREPARING AND MAILING CONFIRMATION FORMS AND STATEMENTS OF ACCOUNT TO SHAREHOLDERS FOR ALL PURCHASES REDEMPTION'S OF SHARES AND OTHER CONFIRMABLE TRANSACTIONS IN SHAREHOLDER ACCOUNTS, PREPARING AND MAILING ACTIVITY STATEMENTS FOR SHAREHOLDERS, AND PROVIDING SHAREHOLDER ACCOUNT INFORMATION AND (II) PROVIDE A SYSTEM AND REPORTS WHICH WILL ENABLE THE FUND TO MONITOR THE TOTAL NUMBER OF SHARES SOLD IN EACH STATE.

          (C) IN ADDITION, THE FUND SHALL (I) IDENTIFY TO ADS IN WRITING THOSE TRANSACTIONS AND SHARES TO BE TREATED AS EXEMPT FROM BLUE SKY REPORTING FOR EACH STATE AND (II) VERIFY THE ESTABLISHMENT OF SUCH TRANSACTIONS FOR EACH STATE ON THE SYSTEM PRIOR TO ACTIVATION AND THEREAFTER MONITOR THE DAILY ACTIVITY FOR EACH STATE AS PROVIDED BY ADS. THE RESPONSIBILITY OF ADS FOR THE FUND'S BLUE SKY STATE REGISTRATION STATUS IS SOLELY LIMITED TO THE INITIAL ESTABLISHMENT OF TRANSACTIONS SUBJECT TO BLUE SKY COMPLIANCE BY THE FUND AND THE REPORTING OF SUCH TRANSACTIONS TO THE FUND AS PROVIDED ABOVE.

     PROCEDURES APPLICABLE TO CERTAIN OF THESE SERVICES MAY BE
ESTABLISHED FROM TIME TO TIME BY AGREEMENT BETWEEN THE FUND AND ADS.

2.   FEES AND EXPENSES

     2.01 FOR PERFORMANCE BY ADS PURSUANT TO THIS AGREEMENT, THE FUND AGREES TO PAY ADS AN ANNUAL MAINTENANCE FEE FOR EACH SHAREHOLDER ACCOUNT AND TRANSACTION FEES FOR EACH PORTFOLIO OR CLASS OF SHARES SERVICED UNDER THIS AGREEMENT (SEE SCHEDULE A) AS SET OUT IN THE FEE SCHEDULE ATTACHED HERETO. SUCH FEES AND OUT-OF-POCKET EXPENSES AND ADVANCES IDENTIFIED UNDER SECTION 2.02 BELOW MAY BE CHANGED FROM TIME TO TIME SUBJECT TO MUTUAL WRITTEN AGREEMENT BETWEEN THE FUND AND ADS.

     2.02 IN ADDITION TO THE FEE PAID UNDER SECTION 2.01 ABOVE, THE FUND AGREES TO REIMBURSE ADS FOR OUT-OF-POCKET EXPENSES OR ADVANCES INCURRED BY ADS FOR THE ITEMS SET OUT IN THE FEE SCHEDULE ATTACHED HERETO. IN ADDITION, ANY OTHER EXPENSES INCURRED BY ADS AT THE REQUEST OR WITH THE CONSENT OF THE FUND, WILL BE REIMBURSED BY THE FUND.

     2.03 THE FUND AGREES TO PAY ALL FEES AND REIMBURSABLE EXPENSES WITHIN FIVE DAYS FOLLOWING THE RECEIPT OF THE RESPECTIVE BILLING NOTICE. POSTAGE FOR MAILING OF DIVIDENDS, PROXIES, FUND REPORTS AND OTHER MAILINGS TO ALL SHAREHOLDER ACCOUNTS SHALL BE ADVANCED TO ADS BY THE FUND AT LEAST SEVEN (7) DAYS PRIOR TO THE MAILING DATE OF SUCH MATERIALS.

3.   REPRESENTATIONS AND WARRANTIES OF ADS

ADS REPRESENTS AND WARRANTS TO THE FUND THAT:

     3.01 IT IS A CORPORATION DULY ORGANIZED AND EXISTING AND IN GOOD STANDING UNDER THE LAWS OF THE STATE OF NEW YORK.

     3.02 IT IS DULY QUALIFIED TO CARRY ON ITS BUSINESS IN THE STATE
OF NEW YORK.

     3.03 IT IS EMPOWERED UNDER APPLICABLE LAWS AND BY ITS CHARTER AND BY-LAWS TO ENTER INTO AND PERFORM THIS AGREEMENT.

     3.04 ALL REQUISITE CORPORATE PROCEEDINGS HAVE BEEN TAKEN TO
AUTHORIZE IT TO ENTER INTO AND PERFORM THIS AGREEMENT.

     3.05 IT HAS AND WILL CONTINUE TO HAVE ACCESS TO THE NECESSARY FACILITIES, EQUIPMENT AND PERSONNEL TO PERFORM ITS DUTIES AND
OBLIGATIONS UNDER THIS AGREEMENT.

     3.06 ADS IS DULY REGISTERED AS A TRANSFER AGENT UNDER THE
SECURITIES ACT OF 1934 AND SHALL CONTINUE TO BE REGISTERED THROUGHOUT THE REMAINDER OF THIS AGREEMENT.

4.   REPRESENTATIONS AND WARRANTIES OF THE FUND

THE FUND REPRESENTS AND WARRANTS TO ADS THAT:

     4.01 IT IS A CORPORATION DULY ORGANIZED AND EXISTING AND IN GOOD STANDING UNDER THE LAWS OF PENNSYLVANIA.

     4.02 IT IS EMPOWERED UNDER APPLICABLE LAWS AND BY ITS ARTICLES OF INCORPORATION AND BY-LAWS TO ENTER INTO AND PERFORM THIS AGREEMENT.

     4.03 ALL CORPORATE PROCEEDINGS REQUIRED BY SAID ARTICLES OF
INCORPORATION AND BY-LAWS HAVE BEEN TAKEN TO AUTHORIZE IT TO ENTER INTO AND PERFORM THIS AGREEMENT.

     4.04 IT IS AN OPEN-END AND DIVERSIFIED MANAGEMENT INVESTMENT
COMPANY REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940.

     4.05 A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 IS CURRENTLY OR WILL BECOME EFFECTIVE AND WILL REMAIN EFFECTIVE, AND APPROPRIATE STATE SECURITIES LAW FILINGS AS REQUIRED, HAVE BEEN OR WILL BE MADE AND WILL CONTINUE TO BE MADE, WITH RESPECT TO ALL SHARES OF THE FUND BEING OFFERED FOR SALE.

5.   INDEMNIFICATION

     5.01 ADS SHALL NOT BE RESPONSIBLE FOR, AND THE FUND SHALL
INDEMNIFY AND HOLD ADS HARMLESS FROM AND AGAINST, ANY AND ALL LOSSES, DAMAGES, COSTS, CHARGES, COUNSEL FEES, PAYMENTS, EXPENSES AND
LIABILITY ARISING OUT OF OR ATTRIBUTABLE TO:

(A) ALL ACTION OF ADS OR ITS AGENTS OR SUBCONTRACTORS REQUIRED TO BE TAKEN PURSUANT TO THIS AGREEMENT, PROVIDED THAT SUCH ACTIONS ARE TAKEN IN GOOD FAITH AND WITHOUT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(B) THE FUND'S REFUSAL OR FAILURE TO COMPLY WITH THE TERMS OF THIS AGREEMENT, OR WHICH ARISE OUT OF THE FUND'S LACK OF GOOD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR WHICH ARISE OUT OF THE BREACH OF ANY REPRESENTATION OR WARRANTY OF THE FUND HEREUNDER.

(C) THE RELIANCE ON OR USE BY ADS OR ITS AGENTS OR SUBCONTRACTORS OF INFORMATION, RECORDS AND DOCUMENTS WHICH (I) ARE RECEIVED BY ADS OR ITS AGENTS OR SUBCONTRACTORS AND FURNISHED TO IT BY OR ON BEHALF OF THE FUND, AND (II) HAVE BEEN PREPARED AND/OR MAINTAINED BY THE FUND OR ANY OTHER PERSON OR FIRM ON BEHALF OF THE FUND OTHER THAN BY ADS.

(D)  THE RELIANCE ON, OR THE CARRYING OUT BY ADS OR ITS AGENTS OR
SUBCONTRACTORS OF ANY INSTRUCTIONS OR REQUESTS OF THE FUND.

(E) THE OFFER OR SALE OF SHARES IN VIOLATION OF ANY REQUIREMENT UNDER THE FEDERAL SECURITIES LAWS OR REGULATIONS OR THE SECURITIES LAWS OR REGULATIONS OF ANY STATE THAT SUCH SHARES BE REGISTERED IN SUCH STATE OR IN VIOLATION OF ANY STOP ORDER OR OTHER DETERMINATION OR RULING BY ANY FEDERAL AGENCY OR ANY STATE WITH RESPECT TO THE OFFER OR SALE OF SUCH SHARES IN SUCH STATE.

     5.02 ADS SHALL INDEMNIFY AND HOLD THE FUND HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, COSTS, CHARGES, COUNSEL FEES, PAYMENTS, EXPENSES AND LIABILITY ARISING OUT OF OR ATTRIBUTABLE TO ANY ACTION OR FAILURE OR OMISSION TO ACT BY ADS AS A RESULT OF ADS'S LACK OF GOOD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     5.03 AT ANY TIME ADS MAY APPLY TO ANY OFFICER OF THE FUND FOR INSTRUCTIONS, AND MAY CONSULT WITH LEGAL COUNSEL WITH RESPECT TO ANY MATTER ARISING IN CONNECTION WITH THE SERVICES TO BE PERFORMED BY ADS UNDER THIS AGREEMENT, AND ADS AND ITS AGENTS OR SUBCONTRACTORS SHALL NOT BE LIABLE AND SHALL BE INDEMNIFIED BY THE FUND FOR ANY ACTION TAKEN OR OMITTED BY IT IN RELIANCE UPON SUCH INSTRUCTIONS OR UPON THE OPINION OF SUCH COUNSEL. ADS, ITS AGENTS AND SUBCONTRACTORS SHALL BE PROTECTED AND INDEMNIFIED IN ACTING UPON ANY PAPER OR DOCUMENT FURNISHED BY OR ON BEHALF OF THE FUND, REASONABLY BELIEVED TO BE GENUINE AND TO HAVE BEEN SIGNED BY THE PROPER PERSON OR PERSONS, OR UPON ANY INSTRUCTION, INFORMATION, DATA, RECORDS OR DOCUMENTS PROVIDED ADS OR ITS AGENTS OR SUBCONTRACTORS BY MACHINE READABLE INPUT, TELEX, CRT DATA ENTRY OR OTHER SIMILAR MEANS AUTHORIZED BY THE FUND, AND SHALL NOT BE HELD TO HAVE NOTICE OF ANY CHANGE OR AUTHORITY OF ANY PERSON, UNTIL RECEIPT OF WRITTEN NOTICE THEREOF FROM THE FUND. ADS, ITS AGENTS AND SUBCONTRACTORS SHALL ALSO BE PROTECTED AND INDEMNIFIED IN RECOGNIZING STOCK CERTIFICATES WHICH ARE REASONABLY BELIEVED TO BEAR THE PROPER MANUAL OR FACSIMILE SIGNATURES OF THE OFFICERS OF THE FUND, AND THE PROPER COUNTERSIGNATURE OF ANY FORMER TRANSFER AGENT OR REGISTRAR, OR OF A CO-TRANSFER AGENT OR CO-REGISTRAR.

     5.04 IN THE EVENT EITHER PARTY IS UNABLE TO PERFORM ITS OBLIGATIONS UNDER THE TERMS OF THIS AGREEMENT BECAUSE OF ACTS OF GOD, STRIKES, EQUIPMENT OR TRANSMISSION FAILURE OR DAMAGE REASONABLY BEYOND ITS CONTROL, OR OTHER CAUSES REASONABLY BEYOND ITS CONTROL, SUCH PARTY SHALL NOT BE LIABLE FOR DAMAGES TO THE OTHER FOR DAMAGES RESULTING FROM SUCH FAILURE TO PERFORM OR OTHERWISE FROM SUCH CAUSES.

     5.05 NEITHER PARTY TO THIS AGREEMENT SHALL BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL DAMAGES UNDER ANY PROVISIONS OF THIS AGREEMENT OR FOR ANY ACT OR FAILURE TO ACT HEREUNDER.

     5.06 IN ORDER THAT THE INDEMNIFICATION PROVISIONS CONTAINED IN THIS ARTICLE 5 SHALL APPLY, UPON THE ASSERTION OF A CLAIM FOR WHICH EITHER PARTY MAY BE REQUIRED TO INDEMNIFY THE OTHER, THE PARTY OF SEEKING INDEMNIFICATION SHALL PROMPTLY NOTIFY THE OTHER PARTY OF SUCH ASSERTION, AND SHALL KEEP THE OTHER PARTY ADVISED WITH RESPECT TO ALL DEVELOPMENTS CONCERNING SUCH CLAIM. THE PARTY WHO MAY BE REQUIRED TO INDEMNIFY SHALL HAVE THE OPTION TO PARTICIPATE WITH THE PARTY SEEKING INDEMNIFICATION THE DEFENSE OF SUCH CLAIM. THE PARTY SEEKING INDEMNIFICATION SHALL IN NO CASE CONFESS ANY CLAIM OR MAKE ANY COMPROMISE IN ANY CASE IN WHICH THE OTHER PARTY MAY BE REQUIRED TO INDEMNIFY IT EXCEPT WITH THE OTHER PARTY'S PRIOR WRITTEN CONSENT.

6.   COVENANTS OF THE FUND AND ADS

     6.01 THE FUND SHALL PROMPTLY FURNISH TO ADS A CERTIFIED COPY OF THE RESOLUTION OF THE BOARD OF DIRECTORS OF THE FUND AUTHORIZING THE APPOINTMENT OF ADS AND THE EXECUTION AND DELIVERY OF THIS AGREEMENT.

     6.02 ADS HEREBY AGREES TO ESTABLISH AND MAINTAIN FACILITIES AND PROCEDURES REASONABLY ACCEPTABLE TO THE FUND FOR SAFEKEEPING OF STOCK CERTIFICATES, CHECK FORMS AND FACSIMILE SIGNATURE IMPRINTING DEVICES, IF ANY; AND FOR THE PREPARATION OR USE, AND FOR KEEPING ACCOUNT OF, SUCH CERTIFICATES, FORMS AND DEVICES.

     6.03 ADS SHALL KEEP RECORDS RELATING TO THE SERVICES TO BE PERFORMED HEREUNDER, IN THE FORM AND MANNER AS IT MAY DEEM ADVISABLE. TO THE EXTENT REQUIRED BY SECTION 31 OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND THE RULES THEREUNDER, ADS AGREES THAT ALL SUCH RECORDS PREPARED OR MAINTAINED BY ADS RELATING TO THE SERVICES TO BE PERFORMED BY ADS HEREUNDER ARE THE PROPERTY OF THE FUND AND WILL BE PRESERVED, MAINTAINED AND MADE AVAILABLE IN ACCORDANCE WITH SUCH SECTION AND RULES, AND WILL BE SURRENDERED PROMPTLY TO THE FUND ON AND IN ACCORDANCE WITH ITS REQUEST.

     6.04 ADS AND THE FUND AGREE THAT ALL BOOKS, RECORDS, INFORMATION AND DATA PERTAINING TO THE BUSINESS OF THE OTHER PARTY WHICH ARE EXCHANGED OR RECEIVED PURSUANT TO THE NEGOTIATION OR THE CARRYING OUT OF THIS AGREEMENT SHALL REMAIN CONFIDENTIAL, AND SHALL NOT BE VOLUNTARILY DISCLOSED TO ANY OTHER PERSON, EXCEPT AS MAY BE REQUIRED BY LAW.

     6.05 IN CASE OF ANY REQUESTS OR DEMANDS FOR THE INSPECTION OF THE SHAREHOLDER RECORDS OF THE FUND, ADS WILL ENDEAVOR TO NOTIFY THE FUND AND TO SECURE INSTRUCTIONS FROM AN AUTHORIZED OFFICER OF THE FUND AS TO SUCH INSPECTION. ADS RESERVES THE RIGHT, HOWEVER, TO EXHIBIT THE SHAREHOLDER RECORDS TO ANY PERSON WHENEVER IT IS ADVISED BY ITS COUNSEL THAT IT MAY BE HELD LIABLE FOR THE FAILURE TO EXHIBIT THE SHAREHOLDER RECORDS TO SUCH PERSON, AND SHALL PROMPTLY NOTIFY THE FUND OF ANY UNUSUAL REQUEST TO INSPECT OR COPY THE SHAREHOLDER RECORDS OF THE FUND OR THE RECEIPT OF ANY OTHER UNUSUAL REQUEST TO INSPECT, COPY OR PRODUCE THE RECORDS OF THE FUND.

7.   TERMINATION OF AGREEMENT

     7.01 THIS AGREEMENT SHALL BECOME EFFECTIVE AS OF THE DATE HEREOF AND SHALL REMAIN IN FORCE FOR A PERIOD OF THREE (3) YEARS, PROVIDED, HOWEVER, THAT BOTH PARTIES TO THIS AGREEMENT HAVE THE OPTION TO TERMINATE THE AGREEMENT, WITHOUT PENALTY, UPON NINETY (90) DAYS PRIOR WRITTEN NOTICE.

     7.02 SHOULD THE FUND EXERCISE ITS RIGHT TO TERMINATE, ALL OUT-OF-POCKET EXPENSES ASSOCIATED WITH THE MOVEMENT OF RECORD AND MATERIAL WILL BE BORNE BY THE FUND. ADDITIONALLY, ADS RESERVES THE RIGHT TO CHARGE FOR ANY OTHER REASONABLE EXPENSES ASSOCIATED WITH SUCH
TERMINATION.

8.   ASSIGNMENT

     8.01 NEITHER THIS AGREEMENT NOR ANY RIGHTS OR OBLIGATIONS
HEREUNDER MAY BE ASSIGNED BY EITHER PARTY WITHOUT THE WRITTEN CONSENT OF THE OTHER PARTY.

     8.02 THIS AGREEMENT SHALL INURE TO THE BENEFIT OF AND BE BINDING UPON THE PARTIES AND THEIR RESPECTIVE PERMITTED SUCCESSORS AND
ASSIGNS.

9.   AMENDMENT

     9.01 THIS AGREEMENT MAY BE AMENDED OR MODIFIED BY A WRITTEN
AGREEMENT EXECUTED BY BOTH PARTIES AND AUTHORIZED OR APPROVED BY A RESOLUTION OF THE BOARD OF DIRECTORS OF THE FUND.

10.  NEW YORK LAWS TO APPLY

     10.01 THE PROVISIONS OF THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS AT THE TIME IN EFFECT AND THE APPLICABLE PROVISIONS OF THE 1940 ACT. TO THE EXTENT THAT THE APPLICABLE LAW OF THE STATE OF NEW YORK, OR ANY OF THE PROVISIONS HEREIN, CONFLICT WITH THE APPLICABLE PROVISIONS OF THE 1940 ACT, THE LATTER SHALL CONTROL.

11.  MERGER OF AGREEMENT

     11.01 THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO AND SUPERSEDES ANY PRIOR AGREEMENT WITH RESPECT TO THE SUBJECT MATTER HEREOF WHETHER ORAL OR WRITTEN.

12.  NOTICES.

     ALL NOTICES AND OTHER COMMUNICATIONS HEREUNDER SHALL BE IN
WRITING, SHALL BE DEEMED TO HAVE BEEN GIVEN WHEN RECEIVED OR WHEN SENT BY TELEX OR FACSIMILE, AND SHALL BE GIVEN TO THE FOLLOWING ADDRESSES (OR SUCH OTHER ADDRESSES AS TO WHICH NOTICE IS GIVEN):

     TO THE FUND:                  TO THE ADMINISTRATOR:
     CHRISTOPHER BEIMEL            MICHAEL MIOLA
     SECRETARY-TREASURER           PRESIDENT
     PENN CAPITAL FUNDS, INC.      AMERICAN DATA SERVICES, INC.
     7211 SALTSBURG ROAD           24 WEST CARVER STREET
     PITTSBURGH, PA  15235         HUNTINGTON, NY  11743

     IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS
AGREEMENT AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

PENN CAPITAL FUNDS, INC.           AMERICAN DATA SERVICES, INC.


BY: /S/ JOSEPH JACOBS              BY:_/S/ MICHAEL MIOLA
                                        MICHAEL MIOLA, PRESIDENT



                                 FEE SCHEDULE

     FOR THE SERVICES RENDERED BY ADS IN ITS CAPACITY AS TRANSFER AGENT, THE FUND SHALL PAY ADS, WITHIN TEN (10) DAYS AFTER RECEIPT OF AN INVOICE FROM ADS AT THE BEGINNING OF EACH MONTH, A FEE, CALCULATED AS A COMBINATION OF ACCOUNT MAINTENANCE CHARGES AND TRANSACTION CHARGES AS FOLLOWS:

(A)  ACCOUNT MAINTENANCE CHARGE:

THE GREATER OF:

(1) MINIMUM MAINTENANCE CHARGE PER FUND - $200.00/MONTH (NO PRORATING PARTIAL MONTHS);

OR

(2)  BASED UPON THE TOTAL OF ALL OPEN/CLOSED ACCOUNTS IN THE FUND
     GROUP UPON THE FOLLOWING ANNUAL RATES (BILLED MONTHLY):**

     EQUITY FUND . . . . . . . . . .$10.00 PER ACCOUNT
     FIXED INCOME FUND . . . . . . .$12.00 PER ACCOUNT
     MONEY MARKET FUND . . . . . . .$16.00 PER ACCOUNT
     CLOSED ACCOUNTS . . . . . . . .$ 2.00 PER ACCOUNT***

** ALL ACCOUNTS CLOSED DURING A CALENDAR YEAR WILL BE CONSIDERED AS OPEN ACCOUNTS FOR BILLING PURPOSES UNTIL THE END OF THAT CALENDAR
YEAR.

*** CLOSED ACCOUNTS WILL REMAIN IN THE SHAREHOLDER FILES UNTIL ALL 1099'S AND 5498'S HAVE BEEN SENT TO SHAREHOLDERS AND REPORTED (VIA MAG MEDIA) TO THE IRS.

                                     PLUS

TRANSACTION FEES:

TRADE ENTRY (PURCHASE/LIQUIDATION) AND
  MAINTENANCE TRANSACTIONS . . . . . . . . . . . . . . . . . . . . .$1.35 EACH
NEW ACCOUNT SET-UP . . . . . . . . . . . . . . . . . . . . . . . . .$2.50 EACH
CUSTOMER SERVICE CALLS . . . . . . . . . . . . . . . . . . . . . . .$1.00 EACH
CORRESPONDENCE/INFORMATION REQUESTS. . . . . . . . . . . . . . . . .$1.25 EACH
CHECK PREPARATION. . . . . . . . . . . . . . . . . . . . . . . . . .$ .50 EACH
LIQUIDATION'S PAID BY WIRE TRANSFER. . . . . . . . . . . . . . . . .$3.00 EACH
OMNIBUS ACCOUNTS . . . . . . . . . . . . . . . .( PER TRANSACTION)* $1.25
ACH CHARGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$ .30 EACH
SWP. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . *$1.25 EACH

*NOT INCLUDED AS A TRADE ENTRY
(B)  IRA PLAN FEES:

THE FOLLOWING FEES WILL BE CHARGED DIRECTLY TO THE SHAREHOLDER
ACCOUNT:

ANNUAL MAINTENANCE FEE . . . . . . . . . . . . . . . . $15.00/ACCOUNT*
INCOMING TRANSFER FROM PRIOR CUSTODIAN . . . . . . . . $12.00
DISTRIBUTION TO A PARTICIPANT. . . . . . . . . . . . . $15.00
REFUND OF EXCESS CONTRIBUTION. . . . . . . . . . . . . $15.00
TRANSFER TO SUCCESSOR CUSTODIAN. . . . . . . . . . . . $15.00
AUTOMATIC PERIODIC DISTRIBUTIONS                       $15.00/YEAR PER ACCOUNT

*INCLUDES STAR BANK N.A. $8.00 CUSTODY FEE.

                                FEE INCREASES

ON EACH ANNUAL ANNIVERSARY DATE OF THIS AGREEMENT, THE FEES ENUMERATED ABOVE WILL BE INCREASED BY THE CHANGE IN THE CUSTOMER PRICE INDEX FOR THE NORTHEAST REGION (CPI) FOR THE TWELVE MONTH PERIOD ENDING WITH THE MONTH PRECEDING SUCH ANNUAL ANNIVERSARY DATE.

(C)  EXPENSES:

     THE FUND SHALL REIMBURSE ADS FOR ANY OUT-OF-POCKET EXPENSES, EXCLUSIVE OF SALARIES, ADVANCED BY ADS IN CONNECTION WITH BUT NOT LIMITED TO THE PRINTING OF CONFIRMATION FORMS AND STATEMENTS, PROXY EXPENSES, TRAVEL REQUESTED BY THE FUND, TELEPHONE, FACSIMILE TRANSMISSIONS, STATIONERY AND SUPPLIES (RELATED TO FUND RECORDS), RECORD STORAGE, POSTAGE (PLUS A $.015 SERVICE CHARGE FOR ALL MAILINGS, PRO-RATA PORTION OF ANNUAL 17AD-13 AUDIT LETTER, TELEX AND COURIER CHARGES INCURRED IN CONNECTION WITH THE PERFORMANCE OF ITS DUTIES HEREUNDER. ADS SHALL PROVIDE THE FUND WITH A MONTHLY INVOICE OF SUCH EXPENSES AND THE FUND SHALL REIMBURSE ADS WITHIN FIFTEEN (15) DAYS AFTER RECEIPT THEREOF.

(D)  SPECIAL REPORTS:

     ALL REPORTS AND/OR ANALYSES REQUESTED BY THE FUND THAT ARE NOT INCLUDED IN THE FEE SCHEDULE, SHALL BE SUBJECT TO AN ADDITIONAL
CHARGE, AGREED UPON IN ADVANCE, BASED UPON THE FOLLOWING RATES:

          LABOR:
            SENIOR STAFF - $100.00/HR.
            JUNIOR STAFF - $ 50.00/HR.

          COMPUTER TIME  - $ 45.00/HR.

(E)  SECURITY DEPOSIT:

     THE FUND WILL REMIT TO ADS UPON EXECUTION OF THIS AGREEMENT A SECURITY DEPOSIT OF EQUAL TO TWO (2) MONTH'S SHAREHOLDER SERVICE FEE. THE SECURITY DEPOSIT COMPUTATION WILL BE BASED EITHER ON THE TOTAL NUMBER OF SHAREHOLDER ACCOUNTS (OPEN AND CLOSED) OF THE FUND OR THE MINIMUM FEE, WHICHEVER IS GREATER ON THE DATE ABOVE WRITTEN. THE FUND WILL HAVE THE OPTION TO HAVE THE SECURITY DEPOSIT APPLIED TO THE LAST MONTH'S SERVICE FEE, OR APPLIED TO ANY NEW CONTRACT BETWEEN THE FUND AND ADS.

(F)  CONVERSION CHARGE:

NOTE:  FOR EXISTING FUNDS ONLY (NEW FUNDS PLEASE IGNORE):

          THERE WILL BE A CHARGE TO CONVERT THE FUND'S SHAREHOLDER ACCOUNTING RECORDS ON TO THE ADS STOCK TRANSFER SYSTEM (ADSHARE). IN ADDITION, ADS WILL BE REIMBURSED FOR ALL OUT-OF-POCKET EXPENSES, ENUMERATED IN PARAGRAPH (B) ABOVE AND DATA MEDIA CONVERSION COSTS, INCURRED DURING THE CONVERSION PROCESS.

          THE MINIMUM CONVERSION CHARGE WILL BE ESTIMATED AND AGREED UPON IN ADVANCE BY THE FUND AND ADS. THE CHARGE WILL BE BASED UPON THE QUANTITY OF RECORDS TO BE CONVERTED AND THE CONDITION OF THE
PREVIOUS SERVICE AGENTS RECORDS.


                                  SCHEDULE A

               PORTFOLIOS TO BE SERVICED UNDER THIS AGREEMENT:

                            ASSET ALLOCATION FUND
                            AGGRESSIVE GROWTH FUND

                                                                  EXHIBIT 9(B)

                      ADMINISTRATIVE SERVICES AGREEMENT

     AGREEMENT MADE THE 1ST DAY OF FEBRUARY, 1996, BY AND BETWEEN PENN CAPITAL FUNDS, INC. (THE "FUND") AND JAMES BEIMEL (THE "ADMINISTRATOR").
                                  BACKGROUND
     WHEREAS, THE FUND IS A DIVERSIFIED OPEN-END MANAGEMENT INVESTMENT COMPANY REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT"); AND
     WHEREAS, THE ADMINISTRATOR IS AN INDIVIDUAL EXPERIENCED IN PROVIDING ADMINISTRATIVE SERVICES TO MUTUAL FUNDS AND HAS ACCESS TO FACILITIES SUFFICIENT TO PROVIDE SUCH SERVICES; AND
     WHEREAS, THE FUND DESIRES TO AVAIL ITSELF OF THE EXPERIENCE, ASSISTANCE AND FACILITIES OF THE ADMINISTRATOR AND TO HAVE THE ADMINISTRATOR PERFORM FOR THE FUND CERTAIN SERVICES APPROPRIATE TO THE OPERATIONS OF THE FUND AND THE ADMINISTRATOR IS WILLING TO FURNISH SUCH SERVICES IN ACCORDANCE WITH THE TERMS HEREINAFTER SET FORTH.
                                    TERMS
     NOW, THEREFORE, IN CONSIDERATION OF THE PROMISES AND MUTUAL COVENANTS HEREINAFTER CONTAINED, THE FUND AND THE ADMINISTRATOR HEREBY AGREE TO THE FOLLOWING:
     1. DUTIES OF THE ADMINISTRATOR. THE ADMINISTRATOR WILL PROVIDE THE FUND WITH THE NECESSARY OFFICE SPACE, COMMUNICATION FACILITIES AND PERSONNEL TO PERFORM THE FOLLOWING SERVICES FOR THE FUND:
          (A) MONITOR ALL REGULATORY (1940 ACT AND IRS) AND PROSPECTUS RESTRICTIONS FOR COMPLIANCE;
          (B)  PREPARE AND COORDINATE THE PRINTING OF SEMI-ANNUAL
     AND ANNUAL FINANCIAL STATEMENTS;
          (C)  PREPARE SELECTED MANAGEMENT REPORTS FOR
     PERFORMANCE AND COMPLIANCE ANALYSES AS AGREED UPON BY THE
     FUND AND ADMINISTRATOR FROM TIME TO TIME;
          (D)  PREPARE SELECTED FINANCIAL DATA REQUIRED FOR
     DIRECTORS' MEETINGS AS AGREED UPON BY THE FUND AND THE ADMINISTRATOR FROM TIME TO TIME AND COORDINATE DIRECTORS
     MEETING AGENDAS WITH OUTSIDE LEGAL COUNSEL TO THE FUND;
          (E) DETERMINE INCOME AND CAPITAL GAINS AVAILABLE FOR DISTRIBUTION AND CALCULATE DISTRIBUTIONS REQUIRED TO MEET REGULATORY, INCOME, AND EXCISE TAX REQUIREMENTS, TO BE
     REVIEWED BY THE FUND'S INDEPENDENT PUBLIC ACCOUNTANTS;
          (F) PREPARE THE FUND'S FEDERAL, STATE, AND LOCAL TAX RETURNS TO BE REVIEWED BY THE FUND'S INDEPENDENT PUBLIC ACCOUNTANTS;
          (G) PREPARE AND MAINTAIN THE FUND'S OPERATING EXPENSE BUDGET TO DETERMINE PROPER EXPENSE ACCRUALS TO BE CHARGED TO
     THE FUND IN ORDER TO CALCULATE ITS DAILY NET ASSET VALUE;
          (H)  1940 ACT FILINGS -
          IN CONJUNCTION WITH THE FUND'S OUTSIDE LEGAL COUNSEL
     THE ADMINISTRATOR WILL:
          *    PREPARE THE FUND'S FORM N-SAR REPORTS;
          * UPDATE ALL FINANCIAL SECTIONS OF THE FUND'S STATEMENT OF ADDITIONAL INFORMATION AND COORDINATE ITS COMPLETION;
          * UPDATE ALL FINANCIAL SECTIONS OF THE FUND'S PROSPECTUS AND COORDINATE ITS COMPLETION;
          * UPDATE ALL FINANCIAL SECTIONS OF THE FUND'S PROXY STATEMENT AND COORDINATE ITS COMPLETION;
          *    PREPARE AN ANNUAL UPDATE TO FUND'S 24F-2 FILING (IF
               APPLICABLE);
          (I)  MONITOR SERVICES PROVIDED BY THE FUND'S CUSTODIAN
     BANK AS WELL AS ANY OTHER SERVICE PROVIDERS TO THE FUND;
          (J)  PROVIDE APPROPRIATE FINANCIAL SCHEDULES (AS
     REQUESTED BY THE FUND'S INDEPENDENT PUBLIC ACCOUNTANTS OR
     SEC EXAMINERS), COORDINATE THE FUND'S ANNUAL OR SEC AUDIT,
     AND PROVIDE OFFICE FACILITIES AS MAY BE REQUIRED;
          (K)  ATTEND MANAGEMENT AND BOARD OF DIRECTORS MEETINGS
     AS REQUESTED;
          (L)  THE PREPARATION AND FILING (FILING FEE TO BE PAID
     BY THE FUND) OF APPLICATIONS AND REPORTS AS NECESSARY TO
     REGISTER OR MAINTAIN THE FUNDS REGISTRATION UNDER THE
     SECURITIES OF "BLUE SKY" LAWS OF THE VARIOUS STATES SELECTED
     BY THE FUND'S DISTRIBUTOR.
     THE ADMINISTRATOR SHALL, FOR ALL PURPOSES HEREIN, BE DEEMED TO BE AN INDEPENDENT CONTRACTOR AND SHALL, UNLESS OTHERWISE EXPRESSLY PROVIDED OR AUTHORIZED, HAVE NO AUTHORITY TO ACT FOR OR REPRESENT THE FUND IN ANY WAY OR OTHERWISE BE DEEMED AN AGENT OF THE FUND.
     2. COMPENSATION OF THE ADMINISTRATOR. IN CONSIDERATION OF THE SERVICES TO BE PERFORMED BY THE ADMINISTRATOR AS SET FORTH HEREIN FOR EACH PORTFOLIO LISTED IN SCHEDULE B, THE ADMINISTRATOR SHALL BE ENTITLED TO RECEIVE COMPENSATION AND REIMBURSEMENT FOR ALL REASONABLE OUT-OF-POCKET EXPENSES. THE FUND AGREES TO PAY THE ADMINISTRATOR THE FEES AND REIMBURSEMENT OF OUT-OF-POCKET EXPENSES AS SET FORTH IN THE FEE SCHEDULE ATTACHED HERETO AS SCHEDULE A.
     3. RESPONSIBILITY AND INDEMNIFICATION. (A) THE ADMINISTRATOR SHALL BE HELD TO THE EXERCISE OF REASONABLE CARE IN CARRYING OUT THE PROVISIONS OF THE AGREEMENT, BUT SHALL BE WITHOUT LIABILITY TO THE FUND FOR ANY ACTION TAKEN OR OMITTED BY HIM IN GOOD FAITH WITHOUT GROSS NEGLIGENCE, BAD FAITH, WILLFUL MISCONDUCT OR RECKLESS DISREGARD OF HIS DUTIES HEREUNDER. HE SHALL BE ENTITLED TO RELY UPON AND MAY ACT UPON THE ACCOUNTING RECORDS AND REPORTS GENERATED BY THE FUND, ADVICE OF THE FUND, OR OF COUNSEL FOR THE FUND AND UPON STATEMENTS OF THE FUND'S INDEPENDENT ACCOUNTANTS, AND SHALL BE WITHOUT LIABILITY FOR ANY ACTION REASONABLY TAKEN OR OMITTED PURSUANT TO SUCH RECORDS AND REPORTS OR ADVICE, PROVIDED THAT SUCH ACTION IS NOT, TO THE KNOWLEDGE OF THE ADMINISTRATOR, IN VIOLATION OF APPLICABLE FEDERAL OR STATE LAWS OR REGULATIONS, AND PROVIDED FURTHER THAT SUCH ACTION IS TAKEN WITHOUT GROSS NEGLIGENCE, BAD FAITH, WILLFUL MISCONDUCT OR RECKLESS DISREGARD OF HIS DUTIES.
     (B) THE ADMINISTRATOR SHALL NOT BE LIABLE TO THE FUND FOR ANY ERROR OF JUDGMENT OR MISTAKE OF LAW OR FOR ANY LOSS ARISING OUT OF ANY ACT OR OMISSION BY THE ADMINISTRATOR IN THE PERFORMANCE OF HIS DUTIES HEREUNDER EXCEPT AS HEREINAFTER SET FORTH. NOTHING HEREIN CONTAINED SHALL BE CONSTRUED TO PROTECT THE ADMINISTRATOR AGAINST ANY LIABILITY TO THE FUND OR HIS SECURITY HOLDERS TO WHICH THE ADMINISTRATOR SHALL OTHERWISE BE SUBJECT BY REASON OF WILLFUL MISFEASANCE, BAD FAITH, GROSS NEGLIGENCE IN THE PERFORMANCE OF HIS DUTIES ON BEHALF OF THE FUND, RECKLESS DISREGARD OF THE ADMINISTRATOR'S OBLIGATIONS AND DUTIES UNDER THIS AGREEMENT OR THE WILLFUL VIOLATION OF ANY APPLICABLE LAW.
     (C) EXCEPT AS MAY OTHERWISE BE PROVIDED BY APPLICABLE LAW, NEITHER THE ADMINISTRATOR NOR HIS STOCKHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS SHALL BE SUBJECT TO, AND THE FUND SHALL INDEMNIFY AND HOLD SUCH PERSONS HARMLESS FROM AND AGAINST, ANY LIABILITY FOR ANY DAMAGES, EXPENSES OR LOSSES INCURRED BY REASON OF THE INACCURACY OF INFORMATION FURNISHED TO THE ADMINISTRATOR BY THE FUND OR HIS AUTHORIZED AGENTS OR IN CONNECTION WITH ANY ERROR IN JUDGMENT OR MISTAKE OF LAW OR ANY ACT OR OMISSION IN THE COURSE OF, CONNECTED WITH OR ARISING OUT OF ANY SERVICES TO BE RENDERED HEREUNDER, EXCEPT BY REASON OF WILLFUL MISFEASANCE, BAD FAITH OR GROSS NEGLIGENCE IN THE PERFORMANCE OF HIS DUTIES, BY REASON OF RECKLESS DISREGARD OF THE ADMINISTRATOR'S OBLIGATIONS AND DUTIES UNDER THIS AGREEMENT OR THE WILLFUL VIOLATION OF ANY APPLICABLE LAW.
     4. REPORTS. (A) THE FUND SHALL PROVIDE TO THE ADMINISTRATOR ON A QUARTERLY BASIS A REPORT OF A DULY AUTHORIZED OFFICER OF THE FUND REPRESENTING THAT ALL INFORMATION FURNISHED TO THE ADMINISTRATOR DURING THE PRECEDING QUARTER WAS TRUE, COMPLETE AND CORRECT TO THE BEST OF HIS KNOWLEDGE. THE ADMINISTRATOR SHALL NOT BE RESPONSIBLE FOR THE ACCURACY OF ANY INFORMATION FURNISHED TO IT BY THE FUND, AND THE FUND SHALL HOLD THE ADMINISTRATOR HARMLESS IN REGARD TO ANY LIABILITY INCURRED BY REASON OF THE INACCURACY OF SUCH INFORMATION.
     (B) THE ADMINISTRATOR SHALL PROVIDE TO THE BOARD OF DIRECTORS OF THE FUND, ON A QUARTERLY BASIS, A REPORT, IN SUCH A FORM AS THE ADMINISTRATOR AND THE FUND SHALL FROM TIME TO TIME AGREE, REPRESENTING THAT, TO HIS KNOWLEDGE, THE FUND WAS IN COMPLIANCE WITH ALL REQUIREMENTS OF APPLICABLE FEDERAL AND STATE LAW, INCLUDING WITHOUT LIMITATION, THE ROLES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION AND THE INTERNAL REVENUE SERVICE, OR SPECIFYING ANY INSTANCES IN WHICH THE FUND WAS NOT SO IN COMPLIANCE. WHENEVER, IN THE COURSE OF PERFORMING HIS DUTIES UNDER THIS AGREEMENT, THE ADMINISTRATOR DETERMINES, ON THE BASIS OF INFORMATION SUPPLIED TO THE ADMINISTRATOR BY THE FUND, THAT A VIOLATION OF APPLICABLE LAW HAS OCCURRED, OR THAT, TO HIS KNOWLEDGE, A POSSIBLE VIOLATION OF APPLICABLE LAW MAY HAVE OCCURRED OR, WITH THE PASSAGE OF TIME, COULD OCCUR, THE ADMINISTRATOR SHALL PROMPTLY NOTIFY THE FUND AND HIS COUNSEL OF SUCH VIOLATION.
     5. ACTIVITIES OF THE ADMINISTRATOR. THE ADMINISTRATOR SHALL BE FREE TO RENDER SIMILAR SERVICES TO OTHERS SO LONG AS HIS SERVICES HEREINUNDER ARE NOT IMPAIRED THEREBY.
     6. RECORDS. THE RECORDS MAINTAINED BY THE ADMINISTRATOR SHALL BE THE PROPERTY OF THE FUND, AND SHALL BE MADE AVAILABLE TO THE FUND PROMPTLY UPON REQUEST BY THE FUND IN THE FORM IN WHICH SUCH RECORDS HAVE BEEN MAINTAINED OR PRESERVED. THE ADMINISTRATOR SHALL UPON APPROVAL OF THE FUND ASSIST THE FUND'S INDEPENDENT AUDITORS, OR, ANY REGULATORY BODY, IN ANY REQUESTED REVIEW OF THE FUND'S ACCOUNTS AND RECORDS. THE ADMINISTRATOR SHALL PRESERVE THE RECORDS IN HIS POSSESSION (AT THE EXPENSE OF THE FUND) AS REQUIRED BY RULE 31A-1 OF THE 1940 ACT.
     7. CONFIDENTIALITY. THE ADMINISTRATOR AGREES THAT IT WILL, ON BEHALF OF HIMSELF AND HIS OFFICERS AND EMPLOYEES, TREAT ALL TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND ALL OTHER INFORMATION GERMANE THERETO, AS CONFIDENTIAL AND SUCH INFORMATION SHALL NOT BE DISCLOSED TO ANY PERSON EXCEPT AS MAY BE AUTHORIZED BY THE FUND.
     8. DURATION AND TERMINATION OF THE AGREEMENT. THIS AGREEMENT SHALL BECOME EFFECTIVE AS OF THE DATE HEREOF AND SHALL REMAIN IN FORCE FOR A PERIOD OF THREE (3) YEARS, PROVIDED, HOWEVER, THAT BOTH PARTIES TO THIS AGREEMENT HAVE THE OPTION TO TERMINATE THE AGREEMENT, WITHOUT PENALTY, UPON NINETY (90) DAYS PRIOR WRITTEN NOTICE.
     SHOULD THE FUND EXERCISE ITS RIGHT TO TERMINATE, ALL OUT-OF-POCKET EXPENSES ASSOCIATED WITH THE MOVEMENT OF RECORDS AND MATERIAL WILL BE BORNE BY THE FUND. ADDITIONALLY, THE ADMINISTRATOR RESERVES THE RIGHT TO CHARGE FOR ANY OTHER REASONABLE EXPENSES ASSOCIATED WITH SUCH TERMINATION.
     9. ASSIGNMENT. THIS AGREEMENT SHALL EXTEND TO AND SHALL BE BINDING UPON THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS; PROVIDED, HOWEVER, THAT THIS AGREEMENT SHALL NOT BE ASSIGNABLE BY THE FUND WITHOUT THE PRIOR WRITTEN CONSENT OF THE ADMINISTRATOR, OR BY THE ADMINISTRATOR WITHOUT THE PRIOR WRITTEN CONSENT OF THE FUND. HOWEVER, THE ADMINISTRATOR RESERVES THE RIGHT TO SUB-CONTRACT THE PERFORMANCE OF PARAGRAPH 1 ENTITLED DUTIES OF THE ADMINISTRATOR TO AMERICAN DATA SERVICES, INC., A NEW YORK CORPORATION, LOCATED AT 24 WEST CARVER STREET, HUNTINGTON, NEW YORK 11743, AND SUCH SUB-CONTRACT WILL NOT BE CONSIDERED AN ASSIGNMENT OF THIS AGREEMENT.
     10. LAWS TO APPLY. THE PROVISIONS OF THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA AS AT THE TIME IN EFFECT AND THE APPLICABLE PROVISIONS OF THE 1940 ACT. TO THE EXTENT THAT THE APPLICABLE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, OR ANY OF THE PROVISIONS HEREIN, CONFLICT WITH THE APPLICABLE PROVISIONS OF THE 1940 ACT, THE LATTER SHALL CONTROL.
     11. AMENDMENTS TO THIS AGREEMENT. THIS AGREEMENT MAY BE AMENDED BY THE PARTIES HERETO ONLY IF SUCH AMENDMENT IS IN WRITING AND SIGNED BY BOTH PARTIES.
     12. MERGER OF AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO AND SUPERSEDES ANY PRIOR AGREEMENT WITH RESPECT TO THE SUBJECT MATTER HEREOF WHETHER ORAL OR WRITTEN.
     13. NOTICES. ALL NOTICES AND OTHER COMMUNICATIONS HEREUNDER SHALL BE IN WRITING, SHALL BE DEEMED TO HAVE BEEN GIVEN WHEN DELIVERED IN PERSON OR BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AND SHALL BE GIVEN TO THE FOLLOWING ADDRESSES (OR SUCH OTHER ADDRESSES AS TO WHICH NOTICE IS GIVEN):
     TO THE FUND:                  TO THE ADMINISTRATOR:
     216 BOULEVARD OF THE ALLIES   C/O JMB HOLDINGS, INC.
     6TH FLOOR                     216 BOULEVARD OF THE ALLIES
     PITTSBURGH, PA  15222         6TH FLOOR
                                   PITTSBURGH, PA  15222

     IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS
AGREEMENT AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.
   PENN CAPITAL FUNDS, INC.           JAMES BEIMEL



BY:/S/ KARL T. BEIMEL              BY:  /S/ JAMES BEIMEL
NAME:_________________________     NAME:_________________________
TITLE:________________________     TITLE:________________________



                                  SCHEDULE A


(A)  ADMINISTRATIVE SERVICE FEE:
     FOR THE SERVICES RENDERED BY THE ADMINISTRATOR IN HIS CAPACITY AS ADMINISTRATOR, AS SPECIFIED IN PARAGRAPH 1 DUTIES OF THE
ADMINISTRATOR, THE FUND SHALL PAY THE ADMINISTRATOR WITHIN TEN (10) DAYS AFTER RECEIPT OF AN INVOICE FROM THE ADMINISTRATOR AT THE
BEGINNING OF EACH MONTH, A FEE EQUAL TO THE GREATER OF:

     NOTE:     THE FOLLOWING MINIMUM FEES ARE PER PORTFOLIO SERVICED.

                                 MINIMUM FEE:

                      CALCULATED FEE WILL BE BASED UPON
                       PRIOR MONTH AVERAGE NET ASSETS:
                        (NO PRORATING PARTIAL MONTHS)

                               $5,000 PER MONTH

                                     OR,

                              NET ASSET CHARGE:

                1/12TH OF 0.50% (50 BASIS POINTS) OF COMBINED
         AVERAGE NET ASSETS OF FUND GROUP (IF APPLICABLE) FOR MONTH.

                                FEE INCREASES

ON EACH ANNUAL ANNIVERSARY DATE OF THIS AGREEMENT, THE FEES ENUMERATED ABOVE WILL BE INCREASED BY THE CHANGE IN THE CONSUMER PRICE INDEX FOR THE NORTHEAST REGION (CPI) FOR THE TWELVE MONTH PERIOD ENDING WITH THE MONTH PRECEDING SUCH ANNUAL ANNIVERSARY DATE.

(B)  EXPENSES:

     THE FUND SHALL REIMBURSE THE ADMINISTRATOR FOR ANY OUT-OF-POCKET EXPENSES, EXCLUSIVE OF SALARIES, ADVANCED BY THE ADMINISTRATOR IN CONNECTION WITH BUT NOT LIMITED TO THE PRINTINGS OR FILINGS OF DOCUMENTS FOR THE FUND, TRAVEL, TELEPHONE, QUOTATION SERVICES, FACSIMILE TRANSMISSIONS, STATIONERY AND SUPPLIES, RECORD STORAGE, POSTAGE, TELEX, AND COURIER CHARGES, INCURRED IN CONNECTION WITH THE PERFORMANCE OF HIS DUTIES HEREUNDER. THE ADMINISTRATOR SHALL PROVIDE THE FUND WITH A MONTHLY INVOICE OF SUCH EXPENSES AND THE FUND SHALL REIMBURSE THE ADMINISTRATOR WITHIN FIFTEEN (15) DAYS AFTER RECEIPT THEREOF.

(C)  STATE REGISTRATION (BLUE SKY) SURCHARGE:

     THE FEES ENUMERATED IN PARAGRAPH (A) ABOVE INCLUDE THE INITIAL STATE REGISTRATION, RENEWAL AND MAINTENANCE OF REGISTRATIONS (AS DETAILED IN PARAGRAPH 1 (DUTIES OF THE ADMINISTRATOR) FOR THREE STATES. EACH ADDITIONAL STATE REGISTRATION REQUESTED WILL BE SUBJECT TO THE FOLLOWING FEES:

          INITIAL REGISTRATION          $275.00
          REGISTRATION RENEWAL          $100.00
          SALES REPORTS (IF REQUIRED)   $ 25.00

(D)  SPECIAL REPORTS.

     ALL REPORTS AND/OR ANALYSES REQUESTED BY THE FUND, ITS AUDITORS, LEGAL COUNSEL, PORTFOLIO MANAGER, OR ANY REGULATORY AGENCY HAVING JURISDICTION OVER THE FUND, THAT ARE NOT IN THE NORMAL COURSE OF FUND ADMINISTRATIVE ACTIVITIES AS SPECIFIED IN SECTION 1 OF THIS AGREEMENT SHALL BE SUBJECT TO AN ADDITIONAL CHARGE, AGREED UPON IN ADVANCE, BASED UPON THE FOLLOWING RATES:

          LABOR:
            SENIOR STAFF      $100.00/HR.
            JUNIOR STAFF      $ 50.00/HR.
            COMPUTER TIME     $ 45.00/HR.

(E)  SECURITY DEPOSIT.

     THE FUND WILL REMIT TO THE ADMINISTRATOR UPON EXECUTION OF THIS AGREEMENT A SECURITY DEPOSIT EQUAL TO ONE (1) MONTH'S MINIMUM FEE UNDER THIS AGREEMENT, COMPUTED IN ACCORDANCE WITH THE NUMBER OF PORTFOLIOS LISTED IN SCHEDULE B OF THIS AGREEMENT WITHOUT GIVING EFFECT TO ANY FEE WAIVERS THAT MAY BE IN EFFECT. THE FUND WILL HAVE THE OPTION TO HAVE THE SECURITY DEPOSIT APPLIED TO THE LAST MONTH'S SERVICE FEE, OR APPLIED TO ANY NEW CONTRACT BETWEEN THE FUND AND THE ADMINISTRATOR.


                                  SCHEDULE B


     PORTFOLIOS TO BE SERVICED UNDER THIS AGREEMENT:

          ASSET ALLOCATION FUND
          AGGRESSIVE GROWTH FUND (WHEN ORGANIZED)